UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2015

Date of Report (Date of earliest event reported)

NORTH AMERICAN ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

1535 Soniat St., New Orleans, LA 70115

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On or about April 27, 2015, North American Energy Resources, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of KSIX Media, Inc. (“KSIX”) a Nevada corporation, whose primary business is the operation of a diverse advertising network through its two wholly-owned subsidiaries, KSIX, LLC (“KSIX”) and BMG Media Group, LLC (“BMG”), both Nevada limited liability companies. Pursuant to the Share Exchange Agreement, the Company acquired 22.600,000 shares of common stock of KSIX from the KSIX Shareholders and in exchange issued 28,000,000 restricted shares of its common stock to the KSIX Shareholders.

KSIX - Business Summary

KSIX is an advertising network designed to create revenue streams for their affiliates and to provide advertisers with increased measurable audience. KSIX provides performance based marketing solutions to drive traffic and conversions within a Cost-Per-Action (“CPA”) business model. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns. KSIX manages offer tracking, reporting and distribution on the third-party platform.

BMG provides the tools for web publishers to drive traffic and increase revenue. BMG mission is to monetize the Internet, promoting incentive based advertisements resulting in more clicks, greater lead generation and increased revenues.

KSIX and BMG are both Las Vegas based technology companies, advertising network, and SaaS (“Software as a Service”) developer that monetizes web based content using custom developed enterprise software applications.

KSIX and BMG have proprietary technologies and methodologies, which are able to combine and exploit divergent areas of internet commerce. These include the KSIX Ad Network and two trademark products.

Trademark Products

The RewardTool® is a proprietary “offer wall” or “ad container” that promotes hundreds of different advertising campaigns on a single web page. Offer walls, by definition, attract users with the premise of getting virtual currency without having to spend money. Instead they are asked to fill out a survey, download an app, watch a video, or sign up for something in return for the free currency. The RewardTool® displays up to 1,000 offers and automatically rewards users upon completion. It is customizable and completely systematizes all of the processes needed to successfully run these campaigns.

The AccessTool® is a proprietary “content locker” that is used to monetize any type of premium digital content like videos, music, or eBooks. Content lockers, by definition, attract users with the premise of access to premium content without having to spend money. Instead, they are asked to complete an advertiser’s offer in return for free access to the content. The AccessTool® displays up to 1,000 offers and is customizable to match the design of any website.

Market

The market for KSIX and BMG is substantial. It is estimated that digital Ads were 39.1% of all U.S. Ad spend in 2014 ($50.71 billion). Total Global Ad Spend was $137.53 billion in 2014. (Source: Techcrunch April 3, 2014)

The content market includes, but is not limited to areas such as: Gaming, Music, News, How to Video’s, Digital Print, Movies, E-Books, TV Show, Politics, Articles, Religion, Sports, Software, Pay-Per-View, Celebrity Premium Content, Anime, Comedy, and Fitness videos.

Marketing and Expansion

KSIX markets its products into clearly defined channels. For its existing products, the RewardTool®, the AccessTool®, and KSIX Network, the company markets to websites and ad networks that utilize incentive advertising, virtual currency [Example: Gold coins for a power sword in an on-line roleplaying game.], and premium content to monetize users. In addition, KSIX is expanding direct advertiser initiatives, rolling out new technology such as host and post/co-reg (“Co-Registration Path”) offerings, web properties, and increased focus on mobile advertising.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

As a result of the Share Exchange Agreement: (i) the Company will continue its current business operations with the intent of eventually divesting our oil and gas assets; (ii) add as our principal business the operations of KSIX and (ii) KSIX became a wholly owned subsidiary of the Company.

SECTION 3 – SECURITIES AND TRADING MARKET

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

As a condition to the Closing of the Share Exchange, the Company issued 28,000,000 restricted shares of the Company’s common stock to the KSIX Shareholders.

Exemption from Registration. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated there under, or Regulation S for offers and sales of securities outside the United States. The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 5.01.

Upon the execution of the Share Exchange Agreement and the issuance of 28,000,000 shares of common stock to KSIX shareholders, the Company will now be under the control of the KSIX shareholders namely, Carter Matzinger, who will own 24,778,761 shares of common stock or 79.64% of the issued and outstanding common stock of the Company which shall be 31,115,000 shares of common stock. As such, Mr. Matzinger will have effective control of the Company as a result of the exchange of his common stock holdings in KSIX that were exchanged for the common stock described above in the Company.

ITEM 5.02 DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

The information provided in Item 1.01 and 5.10 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 5.02.

On April 30, 2015, Clinton W. Coldren, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company, resigned his position as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board but retains a directorship on the board. Mr. Coldren’s resignation is not as a result of any disagreements with the Company.

On April 30, 2015, Alan G. Massara, a Director of the Company, resigned from all of his positions with the Company. Mr. Massara’s resignation is not as a result of any disagreements with the Company.

On April 30, 2015, Michael D. Pruitt, a Director of the Company, resigned from all of his positions with the Company. Mr. Pruitt’s resignation is not as a result of any disagreements with the Company.

On April 30, 2015, the Board elected Carter Matzinger, Ted D. Campbell II, and Allan Rosenthal as additional directors of the Company. Additionally, Mr. Matzinger was named the sole current officer of the Company which includes President, Secretary, Treasurer, and Chief Executive Officer.

The following section sets forth the names, ages and current positions with the Company held by the Directors, Executive Officers and Significant Employees; together with the year such positions were assumed. We are not aware of any arrangement or understanding between any Director or Executive Officer and any other person pursuant to which he was elected to his current position. Each Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve, or until his or her successor is elected and qualified.

Each Director will serve until he or she resigns or is removed or otherwise disqualified to serve or until his or her successor is elected. The Company currently has four Directors.

NAME	AGE	POSITION	DATE FIRST ELECTED/APPOINTED

Carter Matzinger	40	Chairman, Chief Executive Officer, Chief Financial Officer	April 30, 2015

Allan Rosenthal	54	Director	April 30, 2015

Ted D. Campbell II	49	Director	April 30, 2015

Clinton W. Coldren	59	Director	December 15, 2010

Carter Matzinger - Chairman and Chief Executive Officer – Mr. Matzinger is 40 years old and has over 17 years of diverse experience including working with many Fortune 500 companies including: The Limited, CompuServe, Goodyear Tire, and Amoco. For the past eight years, Mr. Matzinger has worked in the field of online marketing and has specialized in building large affiliate networks. He works closely with online advertisers and advertising networks to expand the reach of profitability of the Company. His experience in search engine optimization, list management, and pay-per-click advertising provides a vast network of relationships and industry expertise. Mr. Matzinger is the co-founder and President of Blvd Media Group, LLC, and KSIX LLC. Mr. Matzinger is a graduate of the University of Utah in 1997 B.A. in Business Administration.

Allan Rosenthal - Director – Dr. Rosenthal is 54 years old and has over 25 years of experience in the area of finance and business consulting. Dr. Rosenthal is President of Scarlet Knights Capital, a boutique investment banking firm based in New Jersey specializing in raising capital for emerging growth companies. In addition, Dr. Rosenthal has consulted for several asset based lending hedge funds in the New York City, specializing in credit analysis, competitive intelligence and risk analysis. Prior to starting Scarlet Knight Capital, Dr. Rosenthal founded, Competitive Edge Consultants, a firm specializing in marketing and sales. Dr. Rosenthal is a Ph.D. graduate from Rutgers University in Materials Engineering and is completing his M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Ted D. Campbell II - Director – Mr. Campbell is currently President of Corporate Regulatory Compliance, Inc., a Texas based corporate consulting firm which specializes in assisting private companies in becoming publicly traded through self-directed filings and pubic listed companies with continuing compliance requirements with the FINRA and the Securities and Exchange Commission. Mr. Campbell works exclusively in the areas of federal and state registered/exempt corporate securities offerings, application of the federal securities rules and regulations to such offerings, and corporate listing on the over the counter markets. Mr. Campbell is currently a director of NanoTech Entertainment, Inc., a publicly traded company on the Pink Sheets. Mr. Campbell is a former founder and principal of NevWest Securities Corporation, which was a NASD licensed, Level Three Introducing Broker Dealer and Market Maker. He was also President and CEO of Campbell Mello Associates, Inc. from 1996-1999 which was one of the first consultants on the Internet offering “Direct Public Offerings”, Hedge Fund development, Form 211 filings, and other corporate consulting services. Mr. Campbell also worked as a securities legal intern at the Oklahoma Department of Securities from 1989-1994 and as a State Securities Examiner for the Nevada Secretary of State, Securities Division from 1995 to 1996. Mr. Campbell is a graduate of the University of Oklahoma in 1993 with a Juris Doctorate and a Masters of Business Administration, and a graduate of Texas A&M University in 1989 with a B.B.A. in Corporate Finance (Graduated with Distinguished Student Status). He was a member of Phi Alpha Delta legal fraternity and was a staff member of the American Indian Law Review at the University of Oklahoma, School of Law.

Clinton W. Coldren - Director - Mr. Coldren, brings 35+ years of oil and gas management, financial and operational experience to the Company. For most of these years he focused on domestic operating basins, specifically the Louisiana and Texas Gulf coast. He has held management positions with Gulf Oil/Chevron and CNG Producing. Mr. Coldren has had great success as a company builder - he founded Cenergy Corporation, an oil and gas consulting company, and was a founding member of Energy Partners, Ltd., which became a publicly traded company focused on the shallow-water region of the Gulf of Mexico. At Energy Partners, he held several senior positions, including Executive Vice President and Chief Operating Officer. Mr. Coldren then founded Coldren Oil & Gas Company LP, where he was Director, President and CEO for this Gulf of Mexico oil and gas company. Most recently he did a start-up, Bayou Bend Petroleum, a publicly traded exploration company where he was Director, President and CEO. These were all successful companies completing major acquisitions and transactions up to $500 Million in the Gulf region. In 1977 Mr. Coldren graduated from Lehigh University with a degree in Mechanical Engineering. He later received his MBA from the University of Pittsburgh in 1992.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

2.01        Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: May 04, 2015	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer